                                                Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-239564, 333-56536, 333-88162, 333-109235, 333-109238, 333-158824, 333-158826, 333-188222, 333-189638, 333-217769, and 333-264719) of Kellanova of our report dated February 21, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
February 21, 2025